March 23, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549

Re: Bitzio, Inc.

We have read the statements of Bitzio, Inc. included under Item 4.01 of its Current Report on Form 8-K dated February 12, 2016 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC